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                                                                 Exhibit 10.20



                              EMPLOYMENT AGREEMENT


         Agreement (the "Agreement") dated as of June 26, 1998 (the "Execution Date") between PEOPLES TELEPHONE COMPANY, INC., a New York corporation (the "Company"), and LARRY ELLMAN (the "Employee").

                                    RECITALS

         WHEREAS, the Company is presently engaged in the business of owning and operating telephone and wire communication systems and other businesses (the "Business"); and

         WHEREAS, the Employee has many years of business experience and the Employee and the Company desire to enter into this Agreement. subject to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants set forth in this Agreement:


         1.       EMPLOYMENT AND TERM.

                  a. During the term of this Agreement, the Company agrees to employ the Employee and the Employee agrees to serve as an employee of the Company as hereinafter provided. The term (the "Term of Employment") shall begin on the date hereof and shall end on June 30, 2000.

         2.       DUTIES.

                  a. The Employee agrees during the Term of Employment to perform the duties of the Executive Vice President, President-National Accounts, and to perform such other duties and assignments of an executive nature relating to the business of the Company as the board of directors of the Company directs. During the Term of Employment the Employee shall, except during customary vacation periods and periods of illness, devote all of his business time and attention to the performance of the duties under this Agreement and to promote the best interests of the Company. The Employee shall report to and shall be subject to the supervision of the Chief Executive Officer only. The Employee shall not, either during or outside of normal business hours, directly or indirectly, engage in any aspect of the telecommunications business for or on behalf of any entity other than the Company, nor engage in any activity inimical to the best interests of the Company. The Employee shall be based at the Company's principal executive offices located at 2300 Northwest N.W.89th Place, Miami, Florida, except for required travel relating to the Company's business to an extent substantially consistent with the Employee's duties hereunder.





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         3.       COMPENSATION AND RELATED MATTERS.

                  a. BASE SALARY. The Employee shall receive an annual base salary as follows: (i) during the first year of this Agreement, the Employee shall receive a salary in the amount of $172,000 (the "Base Salary"); and (ii) during the second year of this Agreement, the Employee shall receive a salary in an amount equal to the Base Salary plus 10% (the "Adjusted Base Salary), if such Adjusted Base salary is approved by the Company's Board of Directors. The Employee shall receive the Base Salary and the Adjusted Base Salary during the term of this Agreement in substantially equal monthly or bi-weekly installments in accordance with the normal payroll practice of the Company.

                  b. THE ANNUAL BONUS. The Employee shall receive an annual bonus (the "Bonus") which shall be not less than $25,000 nor greater than 30 percent of the Employee's salary (as provided in Section 3(a) above) in effect during the one year period ending on the 30th day of June in each of the years 1998, 1999 and 2000 to which the Bonus relates. The Bonus shall be payable not later than the 31st day of July in each of the years 1998, 1999 and 2000; provided, however, that the Company shall pay to Employee $12,500 (less any applicable withholding taxes) within three business days after the execution of this Agreement by the Employee, such amount to be credited against the Company's obligation to pay any Bonus in respect of the one year period ending on June 30, 1998. The Bonus payable in respect of the one year period ending June 30, 1998 shall not be subject to reduction by virtue of the fact that this Agreement shall not have been in effect during the entirety of such period.

                  c. STOCK OPTIONS. The Company shall be eligible to participate in the Company's 1997 Incentive Plan and other executive incentive plans, if any, subject to approval of the Board of Directors and on the terms approved by the Board of Directors or the appropriate committee thereof administering such plans. In the event of a Change in Control (as defined below) all Company options issued to the Employee prior to or after the date hereof shall vest in full automatically, provided, however, that if such accelerated vesting would cause a transaction resulting in such Change in Control for which pooling of interests accounting is desired not to be eligible for pooling of interests accounting treatment, then such acceleration shall not be effective to the extent required to permit such transaction to be so eligible.

                  d. CAR ALLOWANCE. The Company shall pay the Employee a car allowance during the term of this Agreement in an amount up to $500 per month to reimburse the Employee for his automobile expenses, including car/lease payments, insurance costs and related automobile expenses.

                  e. FRINGE BENEFITS. During the Term of Employment, the Company shall provide Employee with individual medical insurance at the Company's expense, through a major medical/group hospitalization insurance provider determined by the Company, in its sole and absolute discretion. Additionally, the Employee shall enjoy the customary benefits afforded to its employees. The Employee also shall be entitled to participate in employee benefit plans now or hereafter provided or made available to the Company's employees generally, such as life insurance, and pension and retirement plans. Nothing in this Agreement shall require the Company to establish, maintain or


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continue any of the fringe benefits already in existence for employees of the
Company and nothing in this Agreement shall restrict the right of the Company to amend, modify or terminate such fringe benefit programs.

                  f. VACATIONS. During the Term of Employment, the Employee shall be entitled each year to four weeks of vacation. The Company shall not pay the Employee any additional compensation for any vacation time not used by the Employee; provided, however, that the Employee shall be paid the value of any unused vacation time upon any termination of this Agreement.

                  g. INITIAL BONUS. In consideration of the Employee's execution of this Agreement, he shall be paid an Initial Bonus in the amount of $30,000, payable within 5 business days after his execution hereof.

         4.       TERMINATION.

         This Agreement may be terminated prior to the expiration of the term set forth in Section 1 above as follows:

                  a. DEATH. This Agreement shall terminate upon the death of the Employee, and the Company shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, his beneficiary or beneficiaries from and after the date of the Employee's death, other than payments or benefits accrued and due and payable to him prior to the date of death pursuant to this Agreement.

                  b. DISABILITY. The Company may terminate the Employee's employment under this Agreement if as a result of his incapacity due to accident or illness, the Employee shall have been unable to satisfactorily perform his normal duties under this Agreement for a period of six months. Except as specifically provided in this Section 4, the Company shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Employee from and after the date of the termination.

                  c. CAUSE. The Company may terminate the Employee's employment under this Agreement for Cause at any time. For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment if he (1) engages in one or more acts constituting a felony or involving fraud or serious moral turpitude; (2) refuses (except by reason of incapacity due to accident or illness) to perform his duties; or (3) engages in gross misconduct materially injurious to the Company. Notwithstanding the foregoing, a termination for Cause shall not occur unless the Employee shall have been given notice of the existence of the basis for termination thereunder and shall have had 30 calendar days to cure such basis to the reasonable satisfaction of the Board of Directors. In the event of a termination for Cause, the Company shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Employee from and after the date of the termination, other than payments or benefits accrued and due and payable to him prior to the date of termination.


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                  d. GOOD REASON. The Employee may terminate his employment for
"Good Reason". The Employee shall have "Good Reason" to terminate his employment any time if, after a Change in Control (as defined below), the Company (i) assigns to the Employee any duties that are inconsistent with the position described in Section 2 of this Agreement, (ii) reduces the Employee's Base Salary (or Adjusted Base Salary) or the maximum percentage thereof eligible to be paid as Bonus, (iii) diminishes significantly the Employee's then existing duties without his written consent, or (iv) requires the Employee to be based at any office or location other than the current Miami headquarters, which change of location would require the Employee to commute a distance from his primary residence in excess of the greater of (x) 50 miles and (y) 125 percent of the distance of such commute prior to such change of location.

         5.       NON-COMPETITION.

                  a. The Employee hereby covenants and agrees that, except with the written consent of the Company, the Employee will not, during the Term of Employment and for one year after the end of the Term of Employment (i.e., until June 30, 2001), alone or in association with others as principal, officer, agent, employee, director or stockholder of any corporation, partnership, association or other entity, or through the lending of capital, lending of money or property, or rendering of services or otherwise, (i) engage in any business all or part of which is, at the time, competitive with the business then conducted by the Company, directly or indirectly, in any state in which the Company then operates; (ii) solicit or attempt to solicit any person (natural or otherwise) who had entered into an agreement with the Company to terminate or not renew such agreement; and (iii) solicit or attempt to solicit any person employed by the Company to leave their employment or not fulfill their contractual responsibility, whether or not the employment or contracting is full-time or temporary, pursuant to a written or oral agreement, or for a determined period or at will. Notwithstanding the foregoing, the Employee shall not be prohibited from mere ownership of not more than five percent of any class of securities of any entity which has a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.


         6.       COMPANY'S RIGHT TO INJUNCTIVE RELIEF; ATTORNEYS' FEES.

                  a. The Employee acknowledges that the Employee's services to the Company are of a unique character which gives them a special value to the Company, the loss of which cannot reasonably or adequately be compensated in damages in an action at law, and that a breach of this Agreement will result in irreparable and continuing harm to the Company, and that therefore, in addition to any other remedy which the Company may have at law or in equity, the Company shall be entitled to injunctive relief for a breach of this Agreement by the Employee. The Employee and the Company agree that the prevailing party in any action to enforce any breach of any covenant in this Agreement shall be reimbursed by the other party for all expenses and reasonable attorneys' fees incurred by that party to enforce this Agreement.




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         7.       TRADE SECRETS AND CONFIDENTIAL INFORMATION.

                  a. The Employee acknowledges that the Company's business depends to a significant degree upon the possession of information which is not generally known to others, and that the profitability of the Company's business requires that this information remain proprietary to the Company.

                  b. The Employee shall not except as required in the course of employment by the Company, disclose or use during or subsequent to the Term of Employment, any trade secret or other confidential information relating to the Company's business of which Employee becomes aware by reason of being employed by the Company or to which Employee gains access. Such information includes, but is not limited to, lists of property owners, data, records, computer programs, manuals, processes, methods and intangible rights which are either developed by the Employee during the Term of Employment or to which the Employee has access. All records and equipment and other materials relating in any way to any confidential information relating to property owners or to the Company's business shall be and remain the Company's sole property during and after the Term of Employment.

                  c. Upon termination of employment, the Employee shall promptly return to the Company all materials and all copies of materials involving any trade secret or other confidential information in the Employee's possession or control. The Employee agrees to represent to the Company that he has complied with the provisions of this Section 7 upon termination of employment.

                  d. The Employee acknowledges that he is not a party to any agreement which may restrict his employment with the Company.


         8.       MISCELLANEOUS.

                  a. The captions in this Agreement are not part of its provisions, are merely for reference and have no force or effect. If any caption is inconsistent with any provision of this Agreement, such provision shall govern.

                  b. This Agreement is made in and shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflict of law principles.

                  c. To the extent that the terms set forth in this Agreement or any word, phrase, clause or sentence is found to be illegal or unenforceable for any reason, such word, phrase, clause or sentence shall be modified or deleted in such manner so as to afford the Company the fullest protection commensurate with making this Agreement, as modified, legal and enforceable under applicable laws, and the balance of this Agreement shall not be affected thereby, the balance being construed as severable and independent.



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                  d. All notices given under this Agreement shall be in writing and shall be sent by registered or certified mail, by a nationally recognized overnight courier service or delivered by hand and, if intended for the Company, shall be addressed to it or delivered to it at 2300 N.W. 89th Place, Miami, Florida 33172 to the attention of E. Craig Sanders, President and Chief Executive Officer. If intended for the Employee, notices shall be delivered personally or shall be addressed (if sent by mail) to the Employee's then current residence address as shown on the Company's records, or to such other address as the Employee directs in a notice to the Company. All notices shall be deemed to be given, in the case of mailing, on the third business day after posting, in the case of a nationally recognized overnight courier service, on the first business day after such notice is deposited with such service, or, if delivered personally, on the date delivered.

                  e. As used in this Agreement where appropriate, the masculine shall include the feminine; where appropriate, the singular shall include the plural and the plural shall include the singular.

                  f. This Agreement contains all obligations and understandings between the parties relating to the subject of this Agreement and merges all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to in this Agreement. This Agreement is intended to cancel and supersede all existing agreements between the Employee and the Company.

                  g. This Agreement may be modified only by a written instrument properly executed by the parties to this Agreement.

                  h. No waiver by any party to this Agreement, whether expressed or implied, of its rights under any provision of this Agreement shall constitute a waiver of the party's rights under the provisions at any other time or a waiver of the party's rights under any other provision of this Agreement.

                  i. The Employee and the Company agree that the prevailing party in any action to enforce any breach of any covenant in this Agreement shall be reimbursed by the other party for all expenses, and reasonable attorneys' fees incurred by that party to enforce this Agreement.

                  j. The parties hereto agree and acknowledge that the Employment Agreement dated as of June 22, 1994 between such parties, as amended, terminated in accordance with its terms on December 31, 1997 and that neither party shall have any further obligation to, or claim or rights against, the other under such employment agreement.

                  k. This Agreement and all of the Employee's rights, duties and obligations under this Agreement are personal in nature and shall not be assignable by the Employee. A purported assignment shall not be valid or binding on the Company. However, this Agreement shall inure to


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the benefit of the heirs, personal representatives and estate of the Employee.
This Agreement shall inure to the benefit of and be legally binding upon all successors and assigns of the Company.

         9.       TERMINATION UPON A CHANGE IN CONTROL.

                  a. If after a Change in Control (i) the Employee's employment is terminated by the Company without Cause or (ii) is terminated by the Employee for Good Reason (as defined in Section 4(d) above) then (i) the Company shall pay the Employee his full Base Salary or Adjusted Base Salary, as the case may be, through the effective date of such termination (the "Termination Date") at the rate in effect at the Termination Date; (ii) the Employee shall receive all other compensation and benefits provided in this Agreement in connection with a termination of employment due to a Change in Control of the Company; and (iii) in lieu of any further salary payments to the Employee for periods subsequent to the Termination Date (but without affecting compensation or benefits to the Employee in accordance with the preceding clauses (i) and (ii)) and in consideration of the rights of the Company under Section 5 above, the Company shall pay as severance pay to the Employee on the fifth day following the Termination Date, a lump sum amount equal to 100 percent of the Employee's annual base salary at the highest rate in effect during the 12 months immediately preceding the Termination Date plus the maximum Bonus which the Employee would have been eligible to earn pursuant to Section 3(b) hereof as if the Company and the Employee achieved 100 percent of the performance targets for the year in which such termination occurs. In the event it shall be determined that any payment or distribution by the Company following a Change in Control (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  b. Section 9(a) above shall not be effective if under another section of this Agreement the Employee is entitled to a sum greater than 100 percent of his annual base salary in which case such other section shall apply in lieu of such Section 9(a).

                  c. For purposes of this Agreement, a "Change in Control" means:

                           (1) the acquisition of beneficial ownership, direct
or indirect, of equity securities of the Company by any person (as that term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) which, when combined with all other securities of the Company beneficially owned, directly or indirectly by that person, equals or exceeds 50% of (i) either the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding


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voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company or any of its subsidiaries, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (iii) any acquisition by any corporation with respect to which, following such acquisition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

                           (2) individuals who, as of the date hereof,
constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation to which Rule 14a-11 of Regulation 14A promulgated under the Exchange Act applies or other actual or threatened solicitation of proxies or consents;

                           (3) approval by the shareholders of the Company of a
reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

                           (4) approval by the shareholders of the Company of
(i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial


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owners, respectively, of the Outstanding Company Common Stock and Outstanding
Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

                  The term "the sale or disposition by the Company of all or substantially all of the assets of the Company" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). The "fair market value of the Company" shall be the aggregate market value of the then outstanding Company Common Stock (on a fully diluted basis) plus the aggregated market value of Company's other outstanding equity securities. The aggregate market value of the shares of Outstanding Company Common Stock shall be determined by multiplying the number of shares of Outstanding Company Common Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the shares of Outstanding Company Common Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Outstanding Company Common Stock or by such other method as the Board shall determine is appropriate.

         IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the day and year first above written.

                                      PEOPLES TELEPHONE COMPANY, INC.

                                      By: /s/ E. CRAIG SANDERS
                                          -------------------------------------
                                          E. Craig Sanders
                                          President and Chief Executive Officer


                                      THE EMPLOYEE

                                      By: /s/ LARRY ELLMAN
                                          -------------------------------------
                                          Larry Ellman



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